UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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the Securities Exchange Act of 1934

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FLORIDIAN FINANCIAL GROUP, INC.

(Exact name of Registrant as specified in its charter)

_________________________________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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March 30, 2012

Dear Shareholder:

You are cordially invited to attend the 2012 Annual Meeting of Shareholders of Floridian Financial Group, Inc., which will be held at LPGA International, The Grill – Meeting Room, 1000 Champions Drive, Daytona Beach, FL 32124, on Thursday, April 19, 2012, beginning at 9:00 a.m. Eastern Time.

The attached Notice of Annual Meeting and Proxy Statement describe in detail the matters to be acted on at the meeting. We will also discuss the operations of Floridian Financial Group, Inc., and its wholly-owned subsidiaries, Floridian Bank and Orange Bank of Florida.

We hope you can attend the meeting and vote your shares in person. Whether or not you plan to attend the meeting, we would appreciate your completing the enclosed proxy and returning it to us. This action will ensure that your preferences will be expressed on the matters that are being considered. If you submit your proxy and attend in person, you may change your vote at that time. We must receive your proxy no later than 11:59 p.m. Eastern Time on Wednesday, April 18, 2012.

We want to thank you for your support during the past year. If you have any questions about the Proxy Statement, please do not hesitate to call me at (407) 321-3233.

Sincerely,

/s/ Thomas H. Dargan, Jr.

Thomas H. Dargan, Jr.

Chief Executive Officer

The accompanying Proxy Statement and Proxy Card are being mailed beginning on or around March 30, 2012 to all shareholders entitled to vote. The Floridian Financial Group 2011 Annual Report, which includes consolidated financial statements, is being mailed with this Proxy Statement.

175 Timacuan Boulevard

Lake Mary, Florida

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 19, 2012

Notice is hereby given that the 2012 Annual Meeting of Shareholders of Floridian Financial Group, Inc. (the “Company”) will be held at LPGA International, The Grill – Meeting Room, 1000 Champions Drive, Daytona Beach, FL 32124, on Thursday, April 19, 2012, beginning at 9:00 a.m. Eastern Time, for the following purposes:

1. To elect three Class III directors to serve for three-year terms that expire at the 2015 Annual Meeting of Shareholders and until their successors have been duly elected and qualified and to elect one Class I director to serve for a one-year term that expires at the 2013 Annual Meeting of Shareholders and until his successor has been duly elected and qualified;

2. To ratify the appointment of McGladrey & Pullen LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012; and

3. To transact such other or further business as may properly come before the 2012 Annual Meeting and any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 19, 2012. The Proxy Statement and the Annual Report to Shareholders are also available at www.floridianfinancialgroup.com/vote.

Only shareholders of record at the close of business on March 16, 2012 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

By order of the Board of Directors,

/s/ Peter B. Heebner
March 30, 2012 Lake Mary, Florida	Peter B. Heebner Chairman of the Board

TABLE OF CONTENTS

Letter to Shareholders

Notice of Annual Meeting of Shareholders

Proxy Statement

Information Concerning Solicitation and Voting	1

Security Ownership of Certain Beneficial Owners and Management	4

Proposal 1 – Nominees For Election As Directors	6

Corporate Governance	11

Transactions with Management and Related Persons	12

Executive Officers	13

Executive Compensation	14

Section 16(a) Beneficial Ownership Reporting Compliance	19

Report of The Audit Committee	19

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm	20

Audit Fees and Related Matters	21

Shareholder Proposals	21

Director Nominations	21

Annual Report	22

Householding	22

175 Timacuan Boulevard

Lake Mary, Florida

(407) 321-3233

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

to be held on

April 19, 2012

INFORMATION CONCERNING SOLICITATION AND VOTING

Introduction

We are furnishing this Proxy Statement and the enclosed Proxy Card on behalf of the Board of Directors of Floridian Financial Group, Inc., a Florida corporation, for use at our 2012 Annual Meeting of Shareholders, or at any adjournments or postponements (the “Annual Meeting”), for the purposes set forth below and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at LPGA International, The Grill – Meeting Room, 1000 Champions Drive, Daytona Beach, FL 32124, at 9:00 a.m. local time, on Thursday, April 19, 2012.

As used in this Proxy Statement, the terms “us”, “we”, and “our”, refer to Floridian Financial Group, Inc., and, where appropriate, Floridian Financial Group, Inc., and its subsidiaries. The term “Common Stock” means shares of our Common Stock, par value $5.00 per share.

Shareholders Entitled to Notice and to Vote; Quorum

Only holders of record of our Common Stock at the close of business on March 16, 2012, which the Board of Directors has set as the record date, will be entitled to notice of, and to vote at, the Annual Meeting. As of the record date, we had 6,180,151 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Our shares of Common Stock were held by approximately 791 shareholders of record on the record date. Each shareholder of record of Common Stock on the record date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. There are no cumulative voting rights in the election of directors.

The presence in person or by proxy of a majority of the shares entitled to vote is necessary to constitute a quorum at the Annual Meeting. The shares of Common Stock represented by properly executed Proxy Cards will be counted for purposes of determining the presence of a quorum at the Annual Meeting. Abstentions and broker non-votes both will be counted toward fulfillment of quorum requirements. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

Distinction Between Holding Shares as a Shareholder of Record and as a Beneficial Owner

Some of our shareholders hold their shares through a broker, trustee, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those shares owned beneficially.

Floridian Financial Group, Inc. Notice of Annual Meeting and Proxy Statement 1

■	Shareholder of Record. If your shares are registered directly in your name with our transfer agent, Registrar and Transfer Company, then you are considered, with respect to those shares, the “shareholder of record.” As the shareholder of record, you have the right to grant your voting proxy directly to us or to a third party, or to vote in person at the Annual Meeting.

■	Beneficial Owner. If your shares are held in a brokerage account, by a trustee, or by another nominee, then you are considered the “beneficial owner” of those shares. As the beneficial owner of those shares, you have the right to direct your broker, trustee, or nominee how to vote and you also are invited to attend the Annual Meeting. However, because a beneficial owner is not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee, or other nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

If you are not a shareholder of record, please understand that we may not know that you are a shareholder, or how many shares you own.

Voting Deadline

If you are a shareholder of record on the record date, then your proxy must be received no later than 11:59 p.m. on Wednesday, April 18, 2012 (the day before the Annual Meeting), to be counted. If you are the beneficial owner of your shares held through a broker, trustee, or other nominee, please follow the instructions of your broker, trustee, or other nominee in determining the deadline for submitting your proxy.

Voting Without Attending the Annual Meeting

Whether you hold shares directly as a shareholder of record or through a broker, trustee, or other nominee, you may direct how your shares are voted without attending the Annual Meeting. You may give voting instructions only by mail. Instructions are on the Proxy Card. The appropriate individuals named on the enclosed proxy card will vote all properly executed proxies that are delivered in response to this solicitation, and not later revoked, in accordance with the instructions given by you.

Voting In Person

Shares held in your name as the shareholder of record on the record date may be voted in person at the Annual Meeting. Shares for which you are the beneficial owner but not the shareholder of record may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker, trustee, or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you vote by proxy as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

The vote you cast in person will supersede any previous votes that you submitted.

Voting Requirements

The Annual Meeting is being held to (1) elect three Class III directors to serve for three-year terms that expire at the 2015 Annual Meeting of Shareholders and until their successors have been duly elected and qualified and elect one Class I director to serve for a one-year term that expires at the 2013 Annual Meeting of Shareholders and until his successor has been duly elected and qualified, (2) ratify the appointment of McGladrey & Pullen LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012; and (3) transact such other or further business as may properly come before the Annual Meeting and any adjournment or postponement thereof. None of the proposals create dissenters’ or appraisal rights.

Our Board of Directors recommends that you vote your shares FOR each of the nominees for election to the Board and FOR the ratification of the appointment of our independent registered public accounting firm.

2 Floridian Financial Group, Inc. Notice of Annual Meeting and Proxy Statement

Our Bylaws provide that directors are elected by a plurality of the votes cast. The withholding of authority by a shareholder (including broker non-votes) as to the election of directors (Proposal 1) thus has no effect on the results of the election.

Under Florida law, the ratification of the appointment of our independent registered public accounting firm (Proposal 2) must be approved by a majority of the votes cast. Abstentions and broker non-votes are not treated as votes “cast” and thus have no effect on the vote for Proposal 2.

Treatment of Voting Instructions

If you provide specific voting instructions, your shares will be voted as instructed.

If you hold shares as the shareholder of record and sign and return a Proxy Card without giving specific voting instructions, then your shares will be voted FOR of each of the nominees for election to the Board of Directors, as set forth in Proposal 1 and FOR the ratification of the appointment of our independent registered public accounting firm, as set forth in Proposal 2.

If you are the beneficial owner of shares held through a broker, trustee, or other nominee, and you do not give instructions to that nominee on how you want your shares voted, then generally your nominee can vote your shares on certain “routine” matters. At the Annual Meeting, only Proposal 2 is considered “routine”, which means that your broker, trustee, or other nominee can vote your shares on Proposal 2 if you do not timely provide instructions to vote your shares. If you do not give a proxy to vote your shares, your broker, trustee, or other nomineemay either:

■	vote your shares on “routine” matters, or

■	leave your shares unvoted.

If your broker, trustee, or other nominee that is entitled to vote your shares leaves those shares unvoted, it is called a “broker non-vote.” A “broker non-vote” will be treated as unvoted for purposes of determining approval for the proposal and will have the effect of neither a vote for nor a vote against the proposal. If you are the beneficial owner of shares held through a broker, trustee, or other nominee, and that nominee does not have discretion to vote your shares on a particular proposal and you do not give your broker instructions on how to vote your shares, then the votes will be considered broker non-votes.

You may have granted to your broker, trustee, or other nominee discretionary voting authority over your account. Your broker, trustee, or other nominee may be able to vote your shares depending on the terms of the agreement you have with your broker, trustee, or other nominee.

The persons identified as having the authority to vote the proxies granted by the Proxy Card will also have authority to vote, in their discretion, to the extent permitted by applicable law, on such other business as may properly come before the Annual Meeting and any postponement or adjournment. The Board of Directors is not aware of any other matters that are likely to be brought before the Annual Meeting. If any other matter is properly presented for action at the Annual Meeting, including a proposal to adjourn or postpone the Annual Meeting to permit us to solicit additional proxies in favor of any proposal, the persons named in the Proxy Card will vote on such matter in their own discretion.

Revocability of Proxies

A shareholder of record who has given a proxy may revoke it at any time prior to its exercise at the Annual Meeting by either (i) giving written notice of revocation to our Corporate Secretary, (ii) properly submitting a duly executed proxy bearing a later date, or (iii) appearing in person at the Annual Meeting and voting in person.

If you are the beneficial owner of shares held through a broker, trustee, or other nominee, you must follow the specific instructions provided to you by your broker, trustee, or other nominee to change or revoke any instructions you have already provided to your broker, trustee, or other nominee.

Floridian Financial Group, Inc. Notice of Annual Meeting and Proxy Statement 3

Costs of Proxy Solicitation

Proxies will be solicited from our shareholders by mail. We will pay all expenses in connection with the solicitation, including postage, printing and handling, and the expenses incurred by brokers, custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners. We may employ a proxy solicitation firm to solicit proxies in connection with the Annual Meeting, and we estimate that the fee payable for such services would be less than $10,000. It is possible that our directors, officers and other employees may make further solicitations personally or by telephone, facsimile, mail, or email. Our directors, officers and other employees will receive no additional compensation for any such further solicitations.

Shareholder Voting Results

We will announce preliminary voting results at the Annual Meeting and publish preliminary, and if available, final voting results in a current report on Form 8-K filed within four business days of our Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the amount and percent of shares of Common Stock that, as of March 16, 2012, are deemed under the rules of the Securities and Exchange Commission to be “beneficially owned” by each member of the Board of Directors, by each nominee for election to the Board of Directors, by each of our executive officers named in the Summary Compensation Table below, by all of our directors and executive officers as a group, and by any person or “group” (as that term is used in the Securities Exchange Act of 1934, as amended (“Exchange Act”)) known to us to be a “beneficial owner” of more than 5% of the outstanding shares of Common Stock as of that date. The information concerning the beneficial ownership of our directors and officers is based solely on information provided by those individuals. Unless otherwise stated, the beneficial owner has sole voting and investment power over the listed Common Stock, or shares such power with his or her spouse.

Percentage of Outstanding Common Stock Owned (1) (2)
Beneficial Owner	Number of Shares Held	Percentage
Charlie W. Brinkley, Jr.(3)	168,175	2.7%
Keith A. Bulko(4)	97,880	1.6%
Thomas H. Dargan, Jr.(5)	161,320	2.6%
Richard M. Dunn(6)	35,441	*
Truman E. Gailey, Jr.(7)	80,210	1.3%
Teague Gilliland(8)	68,424	1.1%
Peter B. Heebner(9)	41,900	*
Jennings L. Hurt, III(10)	107,620	1.7%
Blaine Staed Lansberry(11)	104,470	1.7%
Jerome P. McCauley(12)	200	*
John D. Waters	35,516	*
All Executive Officers and Directors as a Group (11 persons)	730,280	11.5%

*	Denotes beneficial ownership of less than 1%.

(1)	All entries based on information provided to us by our directors and executive officers.

(2)	For purposes of this table, a person is considered to beneficially own shares of Common Stock if he or she directly or indirectly has or shares voting power, which includes the power to vote or to direct the voting of the shares, or investment power, which includes the power to dispose or direct the disposition of the shares, or if he or she has the right to acquire the shares under options which are exercisable currently or within 60 days of March 16, 2012. Each person named in the above table has sole voting power and sole investment power with respect to the indicated shares unless otherwise noted. A person is considered to have shared voting and investment power over shares indicated as being owned by the spouse or the IRA of the spouse of that person. The shares for each of the persons listed on the table include the following stock options (exercisable within 60 days of March 16, 2012):

4 Floridian Financial Group, Inc. Notice of Annual Meeting and Proxy Statement

Name	Stock Options
Charlie W. Brinkley, Jr.	41,618
Keith A. Bulko	57,400
Thomas H. Dargan, Jr.	57,400
Richard M. Dunn	0
Truman E. Gailey, Jr.	11,400
Teague Gilliland	14,353
Peter B. Heebner	6,900
Jennings L. Hurt, III	7,500
Blaine Staed Lansberry	12,300
Jerome P. McCauley	0
Jorge F. Sanchez	0
John D. Waters	15,400

(3)	Includes 18,000 shares held in a trust for his daughter under which Mr. Brinkley serves as co-trustee, of which he disclaims beneficial ownership. Of the shares of Common Stock beneficially owned by Mr. Brinkley, 74,240 shares are pledged as security.

(4)	Includes (i) 33,796 shares held by his wife; and (ii) 2,313 shares held jointly with his wife.

(5)	Includes (i) 1,450 shares held by his wife; and (ii) 87,000 share of which he shares voting power with his wife. Of the shares of Common Stock beneficially owned by Mr. Dargan, 87,500 shares are pledged as security for a line of credit.

(6)	Includes 35,441 shares held jointly with his wife.

(7)	Includes 4,040 shares held by his wife. Of the shares of Common Stock beneifically owned by Mr. Gailey, 22,000 shares are pledged as security.

(8)	Includes 12,240 shares held in trust under which Ms. Gilliland has sole investment power as trustee.

(9)	Of the shares of Common Stock beneficially owned by Mr. Heebner, 30,897 shares are pledged as collateral.

(10)	Includes (i) 16,000 shares held in trusts under which Mr. Hurt shares investment power as a co-trustee, all of which he disclaims beneficial ownership; and (ii) 84,000 shares owned by a family partnership under which he has sole investment and voting power. Of the shares of our Common Stock beneficially owned by Mr. Hurt, 100,000 shares are pledged as security.

(11)	Includes (i) 24,500 shares held in a family trust which Ms. Lansberry disclaims beneficial ownership, and (ii) 67,000 shares of which she shares voting and investment power with her husband.

(12)	Includes 100 shares held by his wife.

Floridian Financial Group, Inc. Notice of Annual Meeting and Proxy Statement 5

PROPOSAL 1

NOMINEES FOR ELECTION AS DIRECTORS

Election of Directors

The Board of Directors is divided into three classes, designated Class I, Class II, and Class III. The directors in each class are elected for terms of three years or until their successors are duly qualified and elected. At the Annual Meeting, the shareholders will elect one Class I director and three Class III directors. The Board of Directors proposes the four nominees set forth below for election as directors at the Annual Meeting. The individuals named on the enclosed proxy card will vote, unless instructed otherwise, each properly delivered proxy for the election of these nominees as directors.

If a nominee is unable to serve, the shares represented by all valid proxies that have not been revoked will be voted for the election of a substitute as the Board of Directors may recommend, or the Board of Directors may by resolution reduce the size of the Board of Directors to eliminate the resulting vacancy. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve. Messrs. Heebner, McCauley, and Dunn were appointed during 2011 by the Board and have been nominated by the Board for election to the Board at the Annual Meeting. Mr. Heebner is also a director of Floridian Bank. Messrs. McCauley and Dunn are also directors of Orange Bank.

The Board of Directors has been set at nine members. If all four director nominees are elected, the Board of Directors will have no vacancies.

Director Qualifications

The following paragraphs provide information (age, all positions he or she holds, his or her principal occupation and business experience for the past five years, and names of other publicly-held companies for which he or she serves as a director or has served as a director during the past five years) as of the date of this Proxy Statement about each nominee and each incumbent director not up for re-election. While the following paragraphs note certain individual qualifications and skills of our directors that contribute to the Board of Directors’ effectiveness as a whole, we also believe that all of our nominees and incumbent directors not up for re-election have a reputation for integrity, honesty, and adherence to high ethical standards. They each have demonstrated strong leadership skills, business acumen and an ability to exercise sound judgment, as well as a commitment of service to Floridian Financial Group’s shareholders.

Nominees to Serve as Class III Directors For a Three-Year Term Expiring in 2015

Thomas H. Dargan, Jr., 57, has served as our Chief Executive Officer and as the President and Chief Executive Officer of Orange Bank since August 2011 and as our President since April 2008. Between March 2006 and April 2008, Mr. Dargan was our Chairman and Chief Executive Officer. Mr. Dargan has also been one of our directors, as well as Chairman and CEO of Floridian Bank since March 2006. Mr. Dargan was Chief Executive Officer with Peninsula Bank from June 1998 until it was acquired by Southern Community Bancorp in May 2001. From May 2001 until it was acquired by First National Bank of Florida in September 2004, Mr. Dargan was Chief Executive Officer for Southern Community Bank-Central Florida. He was Chief Executive Officer of the Central Florida Region at First National Bank of Florida until it was acquired by Fifth Third Bank in December 2004. Mr. Dargan remained at Fifth Third Bank as Chief Executive Officer of the Volusia County Region until January 2005. Mr. Dargan holds a B.A. degree in Marketing from Michigan State University. We believe Mr. Dargan’s qualifications to sit on our Board include the fact that he is a 24 year resident of Volusia County, and has been very active in the community. Mr. Dargan also has 36 years of experience in the banking industry.

Richard M. Dunn, 62, has served as one of our directors and as the Chairman of Orange Bank’s Board of Directors since August 2011 and as a director of Orange Bank since 2010. Since 1977, Mr. Dunn has practiced as an Orthodontist in Central Florida. From 1999 to 2005, Mr. Dunn served on the Board of Directors of Southern Community Bank until it was acquired by Fifth Third Bank. From 2005 until 2010, he served on the community bank board of Fifth Third for Central Florida. Mr. Dunn holds a B.S. degree in Biology from University of Central Florida and a D.D.S. degree from Medical College of Virginia. We believe Mr. Dunn’s qualifications to sit on our Board include his extensive experience serving as a director of a bank.

6 Floridian Financial Group, Inc. Notice of Annual Meeting and Proxy Statement

Peter B. Heebner, 67, has served as our Chairman and as one of our directors since September 2011 and as a director of Floridian Bank since 2007. Mr. Heebner has practiced law since 1974, and has been the sole shareholder of Peter B. Heebner, P.A. in Daytona Beach since 1981. Mr. Heebner was a director and Chairman of the Board for Tomoka State Bank from 1991 to 1996. He was a director of Colonial Bank (Central Florida region) from 1997 to 2005. Mr. Heebner holds a B.A. degree in Pre-Law from Stetson University and a J.D. degree from Florida State University. We believe Mr. Heebner’s qualifications to sit on our Board include his extensive experience serving as a director of a bank and his legal expertise.

Nominee to Serve as a Class I Director For a One-Year Term Expiring in 2013

Jerome P. McCauley, 72, has served as one of our directors and the Chairperson of our Audit Committee since August 2011 and as a director of Orange Bank since August 2011. Mr. McCauley, a Certified Public Accountant, has been the sole shareholder of his own CPA firm since 1994 and has practiced accounting in Central Florida since 1973. Mr. McCauley holds a B.S. degree in Accounting from Jacksonville University. We believe Mr. McCauley’s qualifications to sit on our Board include his extensive experience as a Certified Public Accountant.

The Board of Directors recommends a vote “FOR” each of the nominees.

Continuing Directors

Our directors continuing in office as Class II Directors, with terms expiring at the 2014 Annual Meeting of Shareholders, are as follows:

Keith A. Bulko, 55, has served as Floridian Bank’s Chief Executive Officer since September 2011 and as Floridian Bank’s President and as one of our directors since September 2005. Mr. Bulko was Senior Lender with Peninsula Bank from June 1998 until it was acquired by Southern Community Bancorp in May 2001. From May 2001 until it was acquired by First National Bank of Florida in September 2004, Mr. Bulko was Regional President of Volusia County Market for Southern Community Bancorp. He was Regional President of Volusia County Market at First National Bank of Florida until it was acquired by Fifth Third Bank in December 2004. Mr. Bulko remained at Fifth Third Bank as Commercial Sales Manager for Central Florida until January 2005. Mr. Bulko holds a B.A. degree in Political Science from Michigan State University. We believe Mr. Bulko’s qualifications to sit on our Board include his 33 years of experience in the banking industry, and his experience serving extensively in leadership roles in credit administration.

Blaine Staed Lansberry, 51, has served as one of our directors since April 2010 and the Chair of the Compensation Committee since June 2011. She has been Vice President of Sales and Marketing for the Best Western Aku Tiki Inn since 2004; Vice President of Sales and Marketing for Bahama House since 1999; and President of Staed Family Associates, an operator of hotels in Daytona Beach Shores, Florida, since 1999. Ms. Lansberry holds a B.A. degree from Agnes State College. We believe Ms. Lansberry’s qualifications to sit on our Board also include the fact that she is a lifelong resident of Daytona Beach. She is very involved in the community, and has been awarded several community service awards in Volusia County. Ms. Lansberry formerly served as an advisory board member at SunTrust Bank in Volusia County.

John D. Waters, 65, has served as one of our directors since April 2010. Mr. Waters served as our interim Chief Financial Officer (principal financial and accounting officer) from March 2011 until June 2011. Mr. Waters had previously served as our Executive Vice President and Chief Financial Officer from December 2005 until retiring on April 30, 2010. From 1994 until December 2001, Mr. Waters was Chief Financial Officer, and from January 2002 until December 2003, was Director of Investor Relations of F.N.B. Corp., a bank holding company. From January 2004 until December 2007, Mr. Waters was President and Founder of Kelly, Pratt & Waters, Ltd., an investor relations consulting company. Mr. Waters holds a B.S. degree in Industrial Management from University of Dayton. We believe Mr. Waters’s qualifications to sit on our Board include his extensive financial experience in the banking industry.

Floridian Financial Group, Inc. Notice of Annual Meeting and Proxy Statement 7

Our directors continuing in office as Class I Directors, with terms expiring at the 2013 Annual Meeting of Shareholders, are as follows:

Truman E. (Roy) Gailey, Jr., 67, has served as one of our directors since September 2005. Since May 1985, Mr. Gailey has been the President of Carter Electrical Management Company, Inc. In addition, Mr. Gailey has been President of Lumina Group, Inc, a communications systems business since November 1999. We believe Mr. Gailey’s qualifications to sit on our Board include the fact that he is a lifelong resident of Volusia County, and has always been involved in the community. He has been the sole owner of the successful Carter Electric Company since 1985, and also served on the advisory board of Southern Community Bank.

Jennings L. Hurt, III, 59, has served as one of our directors since April 2008. Mr. Hurt has practiced civil law since 1977 and has been an attorney with Rissman, Barrett, Hurt, Donahue & McLain, P.A. since 1987, where he currently serves as the managing partner. Mr. Hurt holds a B.S. degree in Business Administration from the University of Florida and a J.D. degree from Cumberland School of Law of Samford University. We believe Mr. Hurt’s qualifications to sit on our Board include his 33 years of knowledge of the legal industry and litigation. He also served as director for Southern Bank of Central Florida and Southern Community Bank.

Committees of the Board of Directors

Our Board of Directors oversees our business, property, and affairs pursuant to the Florida Business Corporation Act and our Articles of Incorporation and Bylaws. Members of our Board of Directors are kept informed of our business through discussions with our executive management team, by reviewing materials provided to them, and by participating in Board and committee meetings. During 2011, our Board of Directors held 13 meetings. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board of Directors, except Messrs. Dunn, Hurt, and McCauley. Messrs. Dunn and McCauley attended two of the three Board meetings after they were appointed to the Board on August 16, 2011. Both directors were unable to attend a special meeting of the Board on August 25, 2011. Mr. Hurt attended 66% of the meetings of the Board due to an extended trial during the year. Mr. Gailey attended at least 75% of the aggregate number of meetings of the Board of Directors, however, he attended 60% of the Audit Committee meetings in 2011.

Our Common Stock is not listed on any stock exchange. We have elected to apply the independence standards of the New York Stock Exchange. NYSE requires that a majority of a company’s directors be “independent,” as defined by NYSE’s rules. Generally, a director does not qualify as an independent director if the director or a member of a director’s immediate family has had in the past three years certain relationships or affiliations with the company, the company’s external or internal auditors, or other companies that do business with the company. Our Board of Directors has affirmatively determined that a majority of our directors are independent directors. Based on these standards, our Board of Directors determined that its independent directors include the following current directors and nominees for director: Richard M. Dunn, Truman E. Gailey, Jr., Peter B. Heebner, Jennings L. Hurt, III, Blaine Staed Lansberry, and Jerome P. McCauley.

Our Board of Directors has established an Audit Committee and a Compensation Committee. Each member of our committees is independent. The composition, duties and responsibilities of these committees are set forth below.

Name	Audit	Compensation
Keith A. Bulko
Thomas H. Dargan, Jr.
Richard M. Dunn
Truman E. Gailey, Jr.	X	X
Peter B. Heebner**
Jennings L. Hurt, III	X	X
Blaine Staed Lansberry		Chairperson
Jerome P. McCauley*	Chairperson
John D. Waters

*	Qualifies as an audit committee financial expert

**	Chairman of the Board of Directors

8 Floridian Financial Group, Inc. Notice of Annual Meeting and Proxy Statement

Audit Committee

The Audit Committee met five times in 2011. The Audit Committee operates under a written charter, which may be accessed at www.floridianfinancialgroup.com by clicking on “Investor Relations” and then clicking on “Charters” from the link menu. Our Audit Committee’s primary responsibilities, among others, include:

■	Reviewing the annual audited and quarterly financial statements with management, the internal auditor and the outside auditor;

■	Selecting our independent registered public accounting firm (with shareholder ratification);

■	Evaluating the performance of our independent registered public accounting firm;

■	Reviewing with the outside auditor and management, as appropriate, significant financial reporting issues and judgments made in connection with the preparation of our financial statements and significant issues regarding our accounting and auditing principles and practices;

■	Selecting and evaluating the internal audit director or firm;

■	Reviewing the adequacy and effectiveness of our disclosure controls and procedures and our internal controls, including any significant deficiencies and significant changes in internal controls;

■	Reviewing and approving all “related person transactions” and advising the Board of Directors with respect to our policies and procedures regarding compliance with related applicable laws and regulations and with our Code of Ethics;

■	Reviewing any matters arising from an audit which is brought to the attention of our Board of Directors;

■	Monitoring our compliance with legal and regulatory requirements; and

■	Overseeing our accounting and financial reporting process.

Compensation Committee

The Compensation Committee met two times in 2011. The Compensation Committee does not have a written charter. Our Compensation Committee’s primary responsibilities, among others, include:

■	Reviewing and approving corporate goals and objectives relevant to the compensation, evaluating the executive officers’ performance in light of these goals and objectives, and reviewing and recommending to the Board of Directors for determination the executive officers’ salary and incentive compensation based on this evaluation;

■	Reviewing and overseeing our compensation philosophy;

■	Approving, evaluating and recommending to the Board of Directors for ratification our equity and cash incentive compensation plans;

■	Reviewing and recommending to the Board of Directors employment agreements, severance agreements, and change-in-control agreements with our executive officers, as the committee deems appropriate; and

■	Evaluating non-employee director compensation and recommending to the full Board of Directors the appropriate level of non-employee director compensation, including compensation for service as a member or chairperson of a Board committee.

Floridian Financial Group, Inc. Notice of Annual Meeting and Proxy Statement 9

The Compensation Committee uses its business judgment and other resources it deems appropriate in executing its duties, including establishing our compensation philosophy and policies, overseeing the implementation of executive officer and non-employee director compensation programs and overseeing disclosures regarding compensation in our Securities and Exchange Commission filings. In executing its duties, the Compensation Committee considers many factors, including market comparisons using data derived from third party resources, competitive considerations, executive expectations and executive performance. As of the date of this Proxy Statement, the Compensation Committee has not delegated any of its responsibilities to other parties.

The Compensation Committee reviews and recommends to our Board of Directors for determination the compensation of our Chief Executive Officer. In addition, Mr. Dargan separately submits recommendations to the Compensation Committee regarding all other executive officers for use by the Compensation Committee in making recommendations to the Board of Directors concerning their base salary and incentive compensation. An executive officer may not be present at a meeting of the Compensation Committee where that executive officer’s compensation is being discussed.

The Compensation Committee did not engage any compensation consultants in 2011.

Directors’ Fees

In April 2011, we suspended the payment of directors’ fees for attendance at Board and committee meetings. We still pay a $2,500 quarterly retainer to the Audit Committee Chairperson.

Director Compensation Table.

The following table sets forth a summary of the 2011 compensation we paid to our directors, other than directors who are also named executive officers:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)(2)	All Other Compensation ($) (1)(3)	Total ($)
Richard M. Dunn	—	—	6,300	750	7,050
Truman E. Gailey, Jr.	—	—	—	—	—
Peter B. Heebner	—	—	—	—	—
Jennings L. Hurt, III	—	—	—	—	—
Blaine Staed Lansberry	—	—	—	—	—
Jerome P. McCauley	2,500	—	6,300	—	8,800
John D. Waters	—	—	—	64,332	64,332

(1)	Mr. Dunn ($750) received cash meeting fees for attendance at Orange Bank Board and Orange Bank Board loan committee meetings until the payments were suspended in April 2011. Messrs. Dunn and McCauley each received an option award upon appointment to the Board in 2011.

(2)	The amounts in this column represent the fair value of the award as calculated in accordance with U.S. generally accepted accounting principles and FASB ASC Topic 718.

(3)	In 2011, Mr. Waters entered into a consulting agreement with the Company whereby he was paid a monthly retainer of $11,083 and was provided health benefits as well as use of a Company automobile while serving as the Company’s interim Chief Financial Officer. The consulting agreement terminated upon the Company’s hiring of a permanent Chief Financial Officer. Mr. Waters received monthly payments of $2,500 for a total of $20,000 in 2011 as a consultant to the Company and $44,332 as interim CFO.

10 Floridian Financial Group, Inc. Notice of Annual Meeting and Proxy Statement

CORPORATE GOVERNANCE

Shareholder Communications

Our Board of Directors provides for a process by which shareholders may communicate with the Board of Directors, a Board of Directors’ committee, the independent directors as a group, or individual directors. Shareholders who wish to communicate with our Board of Directors, a Board of Directors’ committee, or any other directors or individual directors may do so by sending written communications addressed to the Board of Directors of Floridian Financial Group, a Board of Directors’ committee, or such group of directors or individual directors to the following address:

Floridian Financial Group, Inc.

c/o Corporate Secretary

175 Timacuan Boulevard

Lake Mary, FL 32746

Communications will be compiled by our Corporate Secretary and submitted to the Board of Directors, a committee of the Board of Directors, or the appropriate group of directors or individual directors, as appropriate, at the next regular meeting of the Board of Directors. The Board of Directors has requested that the Corporate Secretary submit to the Board of Directors all communications received, excluding those items that are not related to Board duties and responsibilities, such as mass mailings, job inquiries, resumes, advertisements, solicitations, and surveys.

Code of Ethics

The Board of Directors has adopted a Code of Ethics applicable to our Chief Executive Officer and our financial and accounting officers, which may be viewed at our website, www.floridianfinancialgroup.com, or, upon written request, without charge, to:

Floridian Financial Group, Inc.

c/o Corporate Secretary

175 Timacuan Boulevard

Lake Mary, FL 32746

This code is designed to comply with Securities and Exchange Commission requirements. We will disclose any amendments to, or waivers from, the Code of Ethics on our website within four business days of such determination.

Director Nominating Process

The Board of Directors does not have a standing nominating committee or a charter with respect to the process for nominating directors for election to our Board of Directors. The Board of Directors has determined that it is appropriate and in the best interests of the Company to have all independent directors evaluate all Board of Director nominees rather than have a separate nominating committee. Under our nominating procedures, our Board of Directors identifies nominees for directors, primarily based upon suggestions from shareholders, current directors, and executives. The Board of Directors then interviews director candidates to determine whether such candidates are qualified to serve as a director. The full Board of Directors will formally nominate director candidates to be included in the slate of director nominees presented for the shareholder vote.

The Board of Directors annually reviews and determines whether the composition and size of the Board of Directors consists of members with the proper expertise, skills, attributes, and personal and professional backgrounds needed by the Board of Directors, consistent with applicable regulatory requirements.

Floridian Financial Group, Inc. Notice of Annual Meeting and Proxy Statement 11

The Board of Directors believes that all directors, including nominees, should possess the highest personal and professional ethics, integrity, and values, and be committed to representing the long-term interests of our shareholders. The Board of Directors will consider criteria including the nominee’s current or recent experience as a senior executive officer, whether the nominee is independent, as that term is defined in the NYSE listing standards, the business experience currently desired on the Board of Directors, geography, the nominee’s banking industry experience, and the nominee’s general ability to enhance the overall composition of the Board of Directors. The Board of Directors does not have a formal policy on diversity; however, the Board values diversity of viewpoint.

Board Leadership

The Board has no policy with respect to separation of the positions of Chairman and Chief Executive Officer or with respect to whether the Chairman should be a member of management or a non-management director, and believes that these are matters that should be discussed and determined by the Board from time to time. Currently, Mr. Heebner serves as our Chairman and Mr. Dargan serves as our CEO. The Board believes that this structure helps to delineate the role of the Chairman in managing the Board, which in turn serves in an oversight capacity, from the responsibilities of CEO in managing the operations of the Company, especially in a period of change and growth to help maximize the function and contribution of the Board. The Board believes that the determination of the appropriate leadership structure is based more on factors such as: (i) the composition and dynamics of the Board; (ii) whether the Board is able to fully exercise its independence in whatever structure is chosen; (iii) the existence of an experienced director with the time available to assume the role of Chairman; and (iv) the particular needs of the Company at any given time. Factors such as size of the Company and the nature of its business are less relevant.

Risk Management

The Board believes that risk management is an important component of the Company’s corporate strategy. While we assess specific risks at our committee levels, the Board, as a whole, oversees our risk management process, and discusses and reviews with management major policies with respect to risk assessment and risk management. The Board is regularly informed through committee reports about our risks. In addition, the Board believes the separation of the Chairman and CEO role assists us in our implementation of major policies addressing our risks and the management thereof.

Director Attendance at Annual Meeting of Shareholders

We encourage all incumbent directors, as well as nominees for election as director, to attend the Annual Meeting of Shareholders. All of our incumbent directors who were directors at the time of our 2011 Annual Meeting, attended our Annual Meeting in April 2011.

TRANSACTIONS WITH MANAGEMENT AND RELATED PERSONS

Some of our directors and officers, and other persons and entities with which they are affiliated, are customers of, and have, in the ordinary course of business banking, transacted with, our banking subsidiaries. These transactions include loans, commitments, lines of credit, and letters of credit, any of which may, from time to time, exceed $120,000. All loans included in these transactions were made on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the time for comparable transactions with other persons who were not affiliates of our banking subsidiaries and, in the opinion of management, did not involve more than the normal risk of collectability or present other unfavorable features. Our Board of Directors approved all of these transactions. Additional transactions with these persons and businesses are anticipated in the future. As of December 31, 2011, the amount of credit extended to directors, executive officers and their affiliates in the aggregate was approximately $7.9 million.

12 Floridian Financial Group, Inc. Notice of Annual Meeting and Proxy Statement

We recognize that transactions between us and any of our directors or executive officers can present potential or actual conflicts of interest and create the appearance that our decisions are based on considerations other than our, and our shareholders’, best interests. Therefore, as a general matter it is our preference to avoid these transactions. Nevertheless, we recognize that there are situations where these types transactions may be in, or may not be inconsistent with, our best interests. Therefore, we have adopted written procedures that require the Audit Committee of our Board of Directors to review and, if appropriate, to approve or ratify any these types transactions. Pursuant to our procedures, the Audit Committee will review any transaction in which (i) we are or will be a participant, (ii) the amount involved exceeds $120,000, and (iii) in which any of our directors or executives had, has or will have a direct or indirect material interest. After its review, the Audit Committee will only approve or ratify those transactions that are in, or are not inconsistent with, our and our shareholders’ best interests, as the Audit Committee determines in good faith based on its business judgment.

Additionally, Orange Bank of Florida, our wholly-owned subsidiary, had entered into a lease with First Team Properties, LLC (“First Team”), which is wholly-owned by Warner Peacock, a former director of the Company who resigned in 2011. Orange Bank leased its Clermont branch for approximately $225,000 per year plus common area maintenance charges. The lease commenced in November 2009. Further, on July 6, 2010, Orange Bank announced that it had entered into a Contract for Sale and Purchase (the “Purchase Agreement”) with First Team. Pursuant to the Purchase Agreement, Orange Bank purchased from First Team the real and personal property, including the land, building, and furniture and fixtures, which comprised Orange Bank’s Clermont branch. This transaction was finalized on January 3, 2011, the transaction closed and we paid $750,000 with the balance of $1.7 million due in two equal installments of $850,000, the first of which was paid on January 3, 2012 with the second payment due on January 3, 2013. An initial payment of $120,000 was paid on July 6, 2010.

EXECUTIVE OFFICERS

The names, ages, and current positions of our executive officers as of the record date are listed in the table below. If an executive officer is also a director or a nominee for director, then his biography is presented in the section entitled “Proposal 1 – Nominees for Election as Directors” beginning on page 6. Executive officers are elected annually by the Board of Directors at its meeting following the Annual Meeting of Shareholders to serve one-year terms and until their successors are elected and qualified. There are no familial relationships among the executive officers nor is there any agreement or understanding between any officer and any other person pursuant to which the officer was elected.

Name	Position	Age
Keith A. Bulko	President and Chief Executive Officer of Floridian Bank	55
Thomas H. Dargan, Jr.	Chief Executive Officer and President; President and Chief Executive Officer of Orange Bank; Chairman of Floridian Bank	57
Teague Gilliland	Executive Vice President and Chief Operating Officer	59
Jorge F. Sanchez	Executive Vice President and Chief Financial Officer	55

Teague Gilliland, 59, has served as our Executive Vice President and Chief Operating Officer since 2008. From 2007 until we acquired Orange Bank of Florida in 2008, Ms. Gilliland was the Executive Vice President of Orange Bank of Florida. From 2004 until 2007, Ms. Gilliland was Chief Operating Officer of Florida Choice Bank. She was Executive Vice President and Senior Operations Officer at Southern Community Bank from 1999 until 2004.

Jorge F. Sanchez, 55, has served as our Executive Vice President and Chief Financial Officer since June 2011. He is a financial services executive with over 33 years of experience primarily in the banking and accounting fields. He received his B.S. in Accounting from Boston College in 1978. Mr. Sanchez joined the Company from Gibraltar Private Bank & Trust of Coral Gables, Florida where he served as the Treasurer and Senior Vice President from 2009 to 2011. Prior to that, Mr. Sanchez served as CFO, Chief Operations Officer, and Senior Vice President of Continental National Bank of Miami in Miami, Florida from 2008 to 2009, as a project manager with R-G Acquisitions Holding Corp. in Casselberry, Florida from 2007 to 2008, and as CFO of R-G Crown Bank from 2000 to 2007.

Floridian Financial Group, Inc. Notice of Annual Meeting and Proxy Statement 13

EXECUTIVE COMPENSATION

Summary Compensation Table

The following summary compensation table shows compensation information for our principal executive officer, our former principal executive officer, and our two most highly compensated executive officers as of December 31, 2011. We refer to each of the individuals named in the table below as “named executive officers.”

(a)	(b)	(c)	(d)	(e)	(f)	(i)	(j)
Name and Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	All Other Compensation ($)(1)	Total ($)

Thomas H. Dargan, Jr.	2011	205,200	—	—	—	15,866	221,066
President and Chief Executive	2010	222,174	—	—	—	15,869	238,043
Officer; President and Chief Executive Officer of
Orange Bank; Chairman of Floridian Bank

Keith A. Bulko	2011	215,472	—	—	—	15,866	231,338
President and Chief Executive	2010	232,438	—	—	—	15,619	248,057
Officer of Floridian Bank

Teague Gilliland	2011	135,730	—	—	—	8,400	144,130
Executive Vice President and	2010	136,710	—	—	—	6,900	143,610
Chief Operating Officer

Charlie W. Brinkley, Jr.	2011	201,875	—	—	—	297,450	499,325
Former Chairman and Chief	2010	300,000	—	—	67,250	15,458	382,708
Executive Officer

(1)	The amounts reported reflect, for each named executive officer, the incremental cost to us of all perquisites and other personal benefits. In 2011, each of our named executive officers received a cash automobile allowance and life insurance premiums paid by us. In addition, all named executive officers, other than Ms. Gilliland received a payment for club dues. All perquisites are valued based on our out-of-pocket cost. All of our employees receive the same life insurance benefits as our named executive officers. The following table outlines those (i) perquisites and other personal benefits and (ii) all other compensation required by the rules of the Securities and Exchange Commission to be separately quantified:

Name	Club Dues ($)	Automobile ($)	Severance ($)
Thomas H. Dargan, Jr.	6,866	9,000	—
Keith A. Bulko	6,866	9,000	—
Teague Gilliland	—	8,400	—
Charlie W. Brinkley, Jr.	1,681	10,769	285,000

(2)	Awards represent the grant date fair value calculated in accordance with FASB ASC Topic 718. There were no awards with performance conditions. A discussion of the assumptions used in calculating the award may be found in Note 14 to our audited consolidated financial statements for the fiscal year ended December 31, 2011, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission.

We have entered into a written employment agreement with each of our named executive officers. Additionally, we entered into a written termination agreement with Mr. Brinkley in connection with his resignation. The following is a summary of the material terms of these agreements.

14 Floridian Financial Group, Inc. Notice of Annual Meeting and Proxy Statement

Charlie W. Brinkley, Jr.

On August 25, 2011 we entered into a Termination Agreement (the “Termination Agreement”) with Mr. Brinkley in connection with his resignation as our Chairman and CEO and as President of Orange Bank, effective as of September 15, 2011. Pursuant to the Termination Agreement, we paid Mr. Brinkley an amount equal to his base salary of $285,000. We also agreed to provide 12 months of medical, long-term disability, dental and life insurance coverage to Mr. Brinkley and his eligible dependents from the effective date; however, we paid only for two months. Additionally, as of the effective date, Mr. Brinkley’s issued but unvested options were cancelled. Mr. Brinkley retained all vested options, which will expire on the tenth anniversary from the date of grant.

Pursuant to the Termination Agreement, we also agreed to indemnify Mr. Brinkley to the fullest extent permitted by applicable law and to maintain officer and director liability insurance coverage on substantially the same terms and conditions as are provided to the Company’s other executive officers and directors under such policies for a period of at least six years. Furthermore, we (including the Banks) and Mr. Brinkley agreed to mutually release any and all claims whatsoever that either party may have against the other party or such other party’s affiliates.

On May 6, 2011, prior to his resignation, we entered into an Employment Agreement with Mr. Brinkley. Mr. Brinkley’s agreement provided for an initial term that would have extended until September 30, 2012, after which the term is extended for successive one year periods. The agreement provided for a minimum annual base salary of $285,000. Mr. Brinkley was entitled to bonuses as determined by the Board and to participate in all of the employee benefit programs and perquisites generally available to our executive officers.

On the effective date of the Termination Agreement, Mr. Brinkley’s Employment Agreement was terminated and is no longer in effect. Mr. Brinkley was vested in 30% of the Accrual Balance, as defined under his Salary Continuation Agreement, which remains in effect. We discuss our payment obligations under his Salary Continuation Agreement below.

Thomas H. Dargan and Keith A. Bulko.

Messrs. Dargan and Bulko are entitled to the exact same compensation and benefits as each other with the exception of their base salaries. On April 1, 2009, our subsidiary, Floridian Bank, entered into Employment Agreements with Messrs. Dargan and Bulko. Mr. Dargan serves as our Chief Executive Officer and President; Orange Bank’s President and Chief Executive Officer; and Chairman of Floridian Bank. Mr. Bulko serves as Floridian Bank’s President and Chief Executive Officer. Each of their agreements is for an initial three-year period after which the term is extended for successive three-year periods. The agreements provide for an initial annual base salary of $216,000 for Mr. Bulko and $200,000 for Mr. Dargan, with a yearly increase of at least 5% in each case. Each of Messrs. Dargan and Bulko is entitled to bonuses as determined by the Board of Directors of Floridian Bank.

Each of Messrs. Dargan and Bulko is entitled to participate in all of the employee benefit programs and perquisites generally available to Floridian Bank’s employees as well as the following benefits:

■	Life insurance coverage (payable to such beneficiary as each may designate);

■	Up to four (4) weeks vacation;

■	Reimbursement for monthly club dues, assessments and expenses, and any other reasonable expenses incurred in connection with his employment; and

■	A monthly automobile allowance.

In the event that any payment we make to Messrs. Dargan and Bulko is considered to be an “excess parachute payment” within the meaning of Section 280G(b) of the Internal Revenue Code, we have agreed to pay to Messrs. Dargan and Bulko an amount that, after reduction from the payment for all federal, state, and local tax (including excise tax or other additional taxes), is equal to all excise taxes that are imposed by Section 4999 of the Internal Revenue Code and any additional taxes or interest imposed by Section 409A of the Internal Revenue Code.

Floridian Financial Group, Inc. Notice of Annual Meeting and Proxy Statement 15

Each of Messrs. Dargan and Bulko is entitled to certain severance benefits if his employment is terminated upon a change-in-control, if we terminate his employment without “cause”, or if he resigns for “good reason.” We discuss the definition of “cause” and “good reason,” as well as the severance benefits, below.

Teague Gilliland.

On May 19, 2009 we entered into an employment agreement with Ms. Gilliland. Ms. Gilliland serves as our Executive Vice President and Chief Operating Officer. The initial term of Ms. Gilliland’s employment agreement was for two years after which the term is extended automatically for successive one-year periods. Ms. Gilliland’s employment agreement provides for an initial base salary of $120,000 per year, subject to increase at the Board’s discretion, as well as bonuses and other compensation as may be authorized by the Board from time to time.

Ms. Gilliland is entitled to participate in all of the employee benefit programs and perquisites generally available to our employees as well as the following benefits:

■	A monthly automobile allowance;

■	Up to four (4) weeks vacation; and

■	Reimbursement of reasonable expenses incurred in connection with her employment.

Retirement Benefits

We provide to our named executive officers, other than Ms. Gilliland, retirement benefits under a Salary Continuation Agreement.

Thomas H. Dargan and Keith A. Bulko.

The key provisions of Messrs. Dargan and Bulko’s Salary Continuation Agreement are as follows:

Monthly Benefit.

Upon separation from service on or after his normal retirement age (age 65), for reasons other than death, Messrs. Dargan and Bulko will receive, for a period of 15 years, an Annual Benefit equal to (i) $140,000 for Mr. Dargan and (ii) $105,003 for Mr. Bulko.

Early Termination Benefit.

If either Messrs. Dargan and Bulko is terminated from service prior to normal retirement age for any reason other than following a change of control or due to death, disability, or termination for cause, he will receive an amount equal to the liability that should be accrued under generally accepted accounting principles, as of the plan year preceding separation from service for our obligation to him under the Salary Continuation Agreement. The amount will be paid in 180 equal monthly payments, subject to the following vesting schedule:

Date in which Separation from Service Occurs	Vested Portion of Benefit
12/31/11-12/30/12	30%
12/31/12-12/30/13	40%
12/31/13-12/30/14	50%
12/31/14-12/30/15	60%
12/31/15-12/30/16	70%
12/31/16-12/30/17	80%
12/31/17-12/30/18	90%
On or After 12/31/18	100%

16 Floridian Financial Group, Inc. Notice of Annual Meeting and Proxy Statement

Change-in-Control Benefit.

Upon a change-in-control, Messrs. Dargan and Bulko will receive an amount equal to the present value of 15 years of annual payments equal to one hundred percent of his Accrual Balance required at normal retirement age. The change-in-control benefit will be paid in 36 equal monthly installments. For purposes of each Salary Continuation Agreement, “Accrual Balance” means the liability that should be accrued by us, under generally accepted accounting principles for our obligation under the Salary Continuation Agreement, by applying Accounting Principles Board Opinion Number 12 (as amended by Statement of Financial Accounting Standard No. 106) and the discount rate.

Disability Benefit.

If either Messrs. Dargan or Bulko experience a disability which results in a termination of service prior to normal retirement age, he will receive an amount equal to the liability that should be accrued under generally accepted accounting principles for our obligation to him under the Salary Continuation Plan.

Death Benefit.

If either Messrs. Dargan or Bulko dies prior to a separation of service, his estate will receive a lump sum payment equal to the Accrual Balance.

Termination for Cause.

No benefits are payable to either Messrs. Dargan or Bulko if we terminate him for cause. A termination for cause for purposes of each Salary Continuation Agreement is defined in the same manner as each of their employment agreements, as discussed below, as well as if he fails to achieve mutually agreed upon performance standards established from time to time.

Charlie W. Brinkley, Jr.

Mr. Brinkley’s Salary Continuation Agreement provided for early termination benefits. Because Mr. Brinkley’s service was terminated prior to normal retirement age for a reason other than following a change of control or due to death, disability, or termination for cause, Mr. Brinkley is entitled to an annual benefit under the Salary Continuation Agreement. Thirty percent of Mr. Brinkley’s annual benefit had vested upon his termination from service. Thus, Mr. Brinkley will receive an annual benefit equal to 30% of the liability that was accrued under generally accepted accounting principles, as of the plan year preceding separation from service. We will begin paying the annual benefit of $15,378 once Mr. Brinkley turns age 65.

Other Post-Employment Compensation

We have entered into employment agreements that will require us to provide certain post-employment compensation to Messrs. Dargan and Bulko and Ms. Gilliland.

Involuntary Not For Cause Termination or Termination for Good Reason.

Thomas H. Dargan and Keith A. Bulko.

Each of Messrs. Dargan and Bulko will be entitled to the continuation of payment of his base salary for 24 months plus an amount equal to any bonus received by Mr. Dargan or Mr. Bulko, as applicable, in the previous 12 months, if Mr. Dargan or Mr. Bulko, as applicable, is involuntary terminated not for cause, terminates for good reason, or upon a change of control. A termination is for cause (“For Cause”) if it is for any of the following reasons the employee:

Floridian Financial Group, Inc. Notice of Annual Meeting and Proxy Statement 17

■	Fails or refuses to comply with the obligations required by his employment agreement or our policies; provided, however, that for the first failure or refusal, he will be given written warning, and the second failure or refusal will be grounds for termination for cause;

■	Engages in conduct involving fraud, deceit, personal dishonesty, or breach of fiduciary duty, or any other conduct, which has or may adversely affect, our business or reputation;

■	Violates any banking law or regulation, memorandum of understanding, cease and desist order, or other agreement with any banking agency having jurisdiction over us;

■	Becomes subject to continuing intemperance in the use of alcohol or drugs, which has or may adversely affect the our business or reputation, or if the employee has been convicted of a crime involving moral turpitude; or

■	Files any petition under federal bankruptcy laws or any state insolvency laws.

A termination of is for good reason (“Good Reason”) for any of the following reasons provided that, after such termination the employee has given written notice of the reason for termination and the 30-day cure period has elapsed:

■	We materially breach the employee’s employment agreement;

■	We significantly reduce the employee’s duties, responsibilities, authority or title, without the employee’s prior written consent; or

■	We terminate the employee’s employment for any reason other than For Cause.

Teague Gilliland.

Ms. Gilliland will be entitled to the continuation of payment of her base salary for 12 months plus an amount equal to any bonus received by Ms. Gilliland in the previous 12 months if Ms. Gilliland is terminated not For Cause, terminates for Good Reason, or upon a change of control.

Payments upon a Termination in Connection with a Change of Control.

The definition of change of control is different under the executive employment agreements and the salary continuation agreements.

Pursuant to the employment agreements for Messrs. Dargan and Bulko and Ms. Gilliland, a “change in control” is defined as a merger or acquisition in which we are not the surviving entity, or the acquisition by any individual or group of beneficial ownership of more than 50% of our outstanding shares of Common Stock.

A “change of control” under the Salary Continuation Agreements for Messrs. Dargan and Bulko is defined as a change in the ownership or effective control of us, or in the ownership of a substantial portion of our assets, as such changes are defined in Section 409A of the Internal Revenue Code.

18 Floridian Financial Group, Inc. Notice of Annual Meeting and Proxy Statement

Outstanding Equity Awards at Fiscal Year-End 2011.

The following table provides information, for our named executive officers, on stock option holdings at the end of 2011.

	Number of Securities Underlying Unexercised Options (#)			Option Exercise Price ($)	Option Expiration Date
Name	Exercisable	Unexercisable
Thomas H. Dargan, Jr.	49,000	—		10.00	12/28/2015
	8,400	12,600	(1)	12.50	6/18/2019
Keith A. Bulko	49,000	—		10.00	12/28/2015
	8,400	12,600	(1)	12.50	6/18/2019
Teague Gilliland	8,353	2,088	(1)	10.77	10/1/2017
	3,000	2,000	(1)	12.50	7/28/2018
	2,000	3,000		12.50	4/30/2019
	1,000	4,000		12.50	1/1/2020
Charlie W. Brinkley, Jr.	14,618	—		10.77	10/1/2017
	19,500	—		12.50	6/28/2018
	7,500	—		12.50	1/1/2020

(1) The options vest ratably, with 20% vesting on each of the first five anniversaries of grant date.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires directors and executive officers and any persons who own more than 10% of a class of stock registered under Section 12 of the Exchange Act to file reports with the Securities and Exchange Commission with respect to their ownership of the class of stock. Directors, executive officers, and persons owning more than 10% of a registered class of stock are required to furnish the company with copies of all Section 16(a) reports they file.

Certain directors filed late Form 4s on January 24, 2012 to report transactions involving the issuance of options to purchase common shares of the Company on September 1, 2011 in connection with their appointment as directors due to an administrative oversight. The number of reports missed and transactions untimely reported are as follows: Mr. Dunn – one report for one transaction and Mr. McCauley – one report for one transaction.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee, which operates under a written charter adopted by the Board of Directors, monitors the Company’s financial reporting process on behalf of the Board of Directors. This report reviews the actions taken by the Audit Committee with regard to the Company’s financial reporting process during 2011 and particularly with regard to the Company’s audited consolidated statements of financial condition as of December 31, 2011 and 2010, and the related statements of income, changes in shareholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2011.

The Audit Committee believes that it has taken the actions necessary or appropriate to fulfill its oversight responsibilities under the Audit Committee’s charter. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements to be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, including a discussion of the quality (rather than just the acceptability) of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee also reviewed with McGladrey & Pullen their judgments as to quality (rather than just the acceptability) of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 114, The Auditor’s Communication with those Charged with Governance, as amended by the Public Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee discussed with McGladrey & Pullen, the auditor’s independence from management and the Company, including the written disclosures, letter, and other matters required of McGladrey & Pullen by the Public Company Accounting Oversight Board.

Floridian Financial Group, Inc. Notice of Annual Meeting and Proxy Statement 19

Additionally, the Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plan for their respective audits. The Audit Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the Securities and Exchange Commission.

2011 Audit Committee:

Jerome P. McCauley, Chairperson
Truman E. Gailey, Jr.
Jennings L. Hurt, III

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under these acts.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed the accounting firm of McGladrey & Pullen LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. A proposal to ratify that appointment will be presented at the Annual Meeting. Representatives of McGladrey & Pullen LLP are expected to be present at the meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

Shareholder ratification of the appointment of McGladrey & Pullen LLP as our independent registered public accounting firm is not required by our Bylaws or other applicable legal requirement. However, the Board of Directors is submitting the appointment of McGladrey & Pullen LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in our best interests and our shareholders’ best interests.

The Board of Directors unanimously recommends a vote “FOR” the ratification of our appointment of

McGladrey & Pullen LLP as our independent registered public accounting firm for the current fiscal year.

20 Floridian Financial Group, Inc. Notice of Annual Meeting and Proxy Statement

AUDIT FEES AND RELATED MATTERS

Audit and Nonaudit Fees

The following table presents fees for professional audit services rendered by McGladrey & Pullen LLP for the audit of our annual financial statements and other professional services provided for the years ended December 31, 2011 and 2010.

Type of Fees	2011	2010
Audit Fees (1)	$206,000	$198,940
Audit-Related Fees	—	—
Tax Fees (2)	24,644	31,500
All Other Fees	—	—
Total	$230,644	$230,440

(1)	Audit fees for 2011 and 2010 consist of professional services rendered for the annual audit of our financial statements and review of financial statements included in our quarterly reports and accounting consultation.

(2)	Tax fees for 2011 and 2010 consist of tax returns and related filings.

Policy on Audit Committee Preapproval of Audit and Nonaudit Services of Independent Auditor

The Audit Committee of the Board of Directors specifically pre-approves all audit and non-audit services provided by our independent accountant.

All of the audit, audit-related, tax and all other services provided by McGladrey & Pullen LLP to us in 2011 were approved by the Audit Committee by means of specific pre-approvals. The Audit Committee has determined that all nonaudit services provided by McGladrey & Pullen LLP in 2011 were compatible with maintaining its independence in the conduct of its auditing functions.

SHAREHOLDER PROPOSALS

Shareholder proposals that are to be included in the Proxy Statement for the 2013 meeting must be received by November 30, 2012. Shareholder proposals for the 2012 meeting that are not intended to be included in the Proxy Statement for that meeting must be received by February 13, 2013, or the Board of Directors can vote the proxies in its discretion on the proposal. Proposals must comply with the proxy rules and be submitted in writing to our Corporate Secretary at our principal offices.

DIRECTOR NOMINATIONS

Any shareholder entitled to vote generally in the election of directors may recommend a candidate for nomination as a director. A shareholder may recommend a director nominee by submitting the name and qualifications of the candidate the shareholder wishes to recommend, pursuant to Article I, Section 15 of our Bylaws, to:

Floridian Financial Group, Inc.

175 Timacuan Boulevard
Lake Mary, FL 32746

Attention: Corporate Secretary

Floridian Financial Group, Inc. Notice of Annual Meeting and Proxy Statement 21

To be considered, recommendations with respect to an election of directors to be held at an annual meeting must be received no earlier than 180 days and no later than 120 days prior to March 30, 2013, the first anniversary of the date we sent you this year’s Proxy Statement. In other words, director nominations must be received no earlier than October 1, 2012, and no later than November 30, 2012, to be nominated for consideration at the 2013 Annual Meeting. Recommendations with respect to an election of directors to be held at a special meeting called for that purpose must be received by the 10th day following the date on which notice of the special meeting was first mailed to shareholders. Recommendations meeting these requirements will be brought to the attention of the Board of Directors. Candidates for director recommended by shareholders are afforded the same consideration as candidates for director identified by our directors, executive officers, or search firms, if any, employed by us.

ANNUAL REPORT

We filed an annual report for the fiscal year ended December 31, 2011, on Form 10-K with the Securities and Exchange Commission. Shareholders may obtain, free of charge, a copy of our annual report on Form 10-K by writing to our Corporate Secretary at our principal offices.

HOUSEHOLDING

We plan to adopt a procedure approved by the Securities and Exchange Commission known as “householding.” Under this procedure, shareholders of record who have the same address and last name will receive only one copy of our Notice of Annual Meeting, Proxy Statement, and Annual Report, unless one or more of these shareholders notifies our transfer agent that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees. If you wish to receive your own copy of these materials, you may contact our transfer agent, Registrar and Transfer Company, by telephone, by fax, or by email:

Registrar and Transfer Company

By phone: (800) 368-5948

By fax: (908) 497-2318

By email: info@rtco.com

Shareholders who participate in householding will continue to receive separate proxy cards. If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of our Notice of Annual Meeting, Proxy Statement, and Annual Report, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of each document for your household, please contact our transfer agent as indicated above. Beneficial owners can request information about householding from their banks, brokers, or other nominees.

22 Floridian Financial Group, Inc. Notice of Annual Meeting and Proxy Statement

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY FLORIDIAN FINANCIAL GROUP, INC.			For	With- hold	For All Except
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FLORIDIAN FINANCIAL GROUP, INC. FOR THE ANNUAL MEETING OF SHAREHOLDERS APRIL 19, 2012		1.

To elect one (1) Class I director to serve for a one-year term that expires at the 2013 Annual Meeting of Shareholders and to elect three (3) Class III directors to serve for three-year terms that expire at the 2015 Annual Meeting of Shareholders and until their successors have been duly elected and qualified.

				☐	☐	☐

     KNOW ALL MEN BY THESE PRESENTS that I, the undersigned shareholder of Floridian Financial Group, Inc. (the “Company”), Lake Mary, Florida, do hereby nominate, constitute, and appoint Keith A. Bulko, and Thomas H. Dargan, Jr. (collectively, the “Proxies”), or any of them (with full power to act alone), my true and lawful attorneys and proxies with full power of substitution, for me and in my name, place, and stead to vote all the shares of Common Stock of the Company that the shareholder signing the Proxy Card is entitled to vote an the annual meeting of its shareholders to be held at LPGA International, The Grill – Meeting Room, 1000 Champions Drive, Daytona Beach, Florida, 32124, on Thursday, April 19, 2012, beginning at 9:00 a.m. Eastern Time, and at any adjournments or postponements thereof, as instructed on the reverse side of this Proxy Card and in the Proxies’ discretion on other matters.

     All proxies previously given or executed by the shareholder signing this Proxy Card are hereby revoked.

Class I Jerome P. McCauley Class III Thomas H. Dargan, Jr., Peter B. Heebner and Richard M. Dunn

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

				For	Against	Abstain
		2.	To ratify the appointment of McGladrey & Pullen LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2012.	☐	☐	☐

     THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTIONS ARE GIVEN ON THE PROXY, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2 AND AS DETERMINED BY THE PROXIES ON ANY OTHER MATTER WHICH MAY PROPERLY BE BROUGHT AT THE MEETING.

		Please mark here if you intend to attend the 2012 Annual Meeting of Shareholders.				☐
Please be sure to date and sign this proxy card in the box below.	Date	The undersigned shareholder hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement.
___ Sign above ___________ Co-holder (if any) sign above ___

When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

Detach above card, sign, date and mail in postage paid envelope provided.

FLORIDIAN FINANCIAL GROUP, INC.

PLEASE ACT PROMPTLY
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY
IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice and Proxy Statement are available at www.floridianfinancialgroup.com/vote.html.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.